FIRST AMENDMENT TO THE
CUSTODY AGREEMENT

THIS FIRST AMENDMENT dated as of February 4, 2011, to the Custody Agreement, originally made and entered into as of October 23, 2009 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of the Convergence Core Plus Fund f/k/a the Mariner 130/30 Fund (the "Fund") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the name of the Fund in the Agreement and to amend the fees of the Agreement; and

WHEREAS, Article 14.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The Mariner 130/30 Fund is now known as Convergence Core Plus Fund.

Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C attached hereto.

Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Vice President

Amended Exhibit C
to the
Custody Agreement – Trust for Professional Managers

Fund Names

Name of Series
Convergence Core Plus Fund

Amended Exhibit D to the
Custody Agreement – Trust for Professional Managers

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE effective January 1, 2011

Annual Fee Based Upon Market Value Per Fund*
____basis point on average daily market value
Minimum annual fee per fund - $____
Plus portfolio transaction fees

Portfolio Transaction Fees
$____per book entry DTC transaction/Federal Reserve transaction/U.S. Bank repo agreement transaction
$____per principal paydown
$____per short sale
$____per option/future contract written, exercised or expired
$____per mutual fund trade/Fed wire/margin variation Fed wire
$____per physical transaction
$____per segregated account per year – NO CHARGES FOR TRANSACTIONS

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, and extraordinary expenses based upon complexity.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule on this Amended Exhibit D

CONVERGENCE INVESTMENT PARTNERS, LLC

By:_______________________________________________________________

Printed Name and Title:

Date:______________________________________________________________